Exhibit 99.1

Contact:	Dennis Story	Terrie O’Hanlon
	Chief Financial Officer	Chief Marketing Officer
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7115	678-597-7120
	dstory@manh.com	tohanlon@manh.com
Manhattan Associates Reports Fourth Quarter and Full Year
2009 Results
ATLANTA — February 2, 2010 — Leading supply chain optimization provider Manhattan Associates, Inc. (NASDAQ: MANH) today reported fourth quarter 2009 non-GAAP adjusted diluted earnings per share of $0.31 compared to $0.26 in the 2008 fourth quarter, and GAAP diluted earnings per share of $0.26 compared to $0.08 in the prior year fourth quarter. The Company posted total fourth quarter revenue of $62.1 million, which was down 18% from overall revenue posted in the same quarter of 2008.
Manhattan Associates President and CEO Pete Sinisgalli commented, “Our fourth quarter results include modest year-over-year license revenue growth, reflecting a further rebound in supply chain investments by both existing and new customers. Our competitive win rate was strong in the quarter, and we significantly strengthened our market position through new releases of core solutions on our Supply Chain Process Platform — including Warehouse Management.”
FOURTH QUARTER 2009 FINANCIAL SUMMARY:
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.31 in the fourth quarter of 2009, compared to $0.26 in the same quarter of 2008.

•	The Company reported GAAP diluted earnings per share of $0.26, compared to $0.08 in the fourth quarter of 2008. Results for the fourth quarter of 2008 include the impact of a $4.7 million restructuring charge associated with a workforce reduction action executed in the quarter.

•	Consolidated revenue for the fourth quarter of 2009 was $62.1 million, compared to $75.7 million in the fourth quarter of 2008. License revenue was $14.3 million in the fourth quarter of 2009, compared to $13.8 million in the fourth quarter of 2008.
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•	Adjusted operating income, a non-GAAP measure, was $12.0 million in the fourth quarter of 2009, compared to $7.2 million in the same quarter of 2008.

•	GAAP operating income for the fourth quarter of 2009 was $9.9 million compared to $0.4 million in the fourth quarter of 2008. Results for the fourth quarter of 2008 include the impact of a $4.7 million restructuring charge associated with a workforce reduction action executed in the quarter.

•	Cash flow from operations was $19.4 million in the fourth quarter of 2009, compared to $18.3 million in the fourth quarter of 2008. Days Sales Outstanding were 56 days at December 31, 2009, compared to 78 days at December 31, 2008.

•	Cash and investments on-hand at December 31, 2009 was $123.0 million compared to $88.7 million at December 31, 2008.

•	For the three months ended December 31, 2009, the Company repurchased approximately 115 thousand common shares at an average price of $24.28, for a total investment of $2.8 million.

•	In January 2010, the Board of Directors approved raising the Company’s remaining share repurchase authority from $12.2 million to $25.0 million of Manhattan Associates outstanding common stock.
FULL YEAR 2009 FINANCIAL SUMMARY:
•	Adjusted diluted earnings per share, a non-GAAP measure, were $0.96 for the year ended December 31, 2009, compared to $1.38 for full year ended December 31, 2008.

•	GAAP diluted earnings per share for the full year 2009 was $0.73, compared to $0.94 for the full year 2008. Results for the year ended December 31, 2009 include pre-tax restructuring charges of $3.9 million, or $0.11 per share, and the release of tax contingency reserves associated with expiring tax audit statutes for 2005. Results for the year ended December 31, 2008 include pre-tax impairment charges of $5.2 million, or $0.22 per share, pre-tax restructuring charges of $4.7 million, or $0.13 per share, and the release of tax contingency reserves associated with expiring tax audit statutes for 2004 and prior.

•	Consolidated revenue for the year ended December 31, 2009 was $246.7 million compared to $337.2 million for the year ended December 31, 2008. License revenue was $34.7 million for the full year 2009, compared to $65.3 million in the full year 2008.
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•	Adjusted operating income, a non-GAAP measure, was $33.1 million for the year ended December 31, 2009, compared to $44.3 million for the year ended December 31, 2008.

•	GAAP operating income was $21.1 million for the year ended December 31, 2009, compared to $26.0 million for the year ended December 31, 2008. Results for the year ended December 31, 2009 include a restructuring charge of $3.9 million. The prior year’s results include asset write-downs of $5.2 million and a restructuring charge of $4.7 million.

•	For the year ended December 31, 2009, the Company repurchased approximately 1.4 million common shares at an average share price of $16.63, for a total investment of $22.8 million.
SALES ACHIEVEMENTS:
•	Closing two contracts of $1.0 million or more in recognized license revenue during the quarter.

•	Completing software license wins with new customers such as: Goya Foods, Inc.; Groveport LLC; J&P Cycles, Inc.; Kwik Trip, Inc.; Milan Express, Inc.; Radiant Group (Pty) Ltd; ResMed Corp.; Tractor Supply Company; Richline Group, Inc.; Sigma-Aldrich and Vasanta Group.

•	Expanding partnerships with existing customers such as: ACH Food Companies Inc.; Amerisource Bergen; Archbrook Laguna; Avon Products, Inc.; Carolina Logistics Services LLC; CEVA Logistics U.S. , Inc.; Fitness Quest, Inc.; Fowler Welch Coolchain; Genuine Parts Company; Guru Denim, Inc.; Jasco Products Company LLC; Jefferson Smurfit Corporation; O’Reilly Automotive, Inc.; PepsiCo, Inc.; Performance, Inc.; Tally Weijl; The Travis Association for the Blind; and Wirtz Corporation.
2010 GUIDANCE
During the second quarter of 2009, due to economic uncertainty and limited visibility, Manhattan Associates suspended its earnings guidance for the remainder of 2009. Due to continued economic uncertainty in 2010, the Company is continuing its suspension of earnings guidance.
CONFERENCE CALL
The Company’s conference call regarding its fourth quarter and full year financial results will be held at 4:30 p.m. Eastern Time on Tuesday, February 2, 2010. Investors are invited to
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listen to a live webcast of the conference call through the investor relations section of Manhattan Associates’ website. To listen to the live Web cast, please go to the Web site at least 15 minutes before the call to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay can be accessed shortly after the call by dialing +1.800.642.1687 in the U.S. and Canada, or +1.706.645.9291 outside the U.S., and entering the conference identification number 48223822 or via the Web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet broadcast will be available until Manhattan Associates’ first quarter 2010 earnings release.
GAAP VERSUS NON-GAAP PRESENTATION
The Company provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. These measures are not in accordance with — or an alternative for — GAAP, and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures facilitates investors’ understanding of its historical operating trends, because it provides important supplemental measurement information in evaluating the operating results of its business, as distinct from results that include items that are not indicative of ongoing operating results. The Company consequently believes that the presentation of these non-GAAP financial measures provides investors with useful insight into its profitability. This release should be read in conjunction with its Form 8-K earnings release filing for the quarter and full year ended December 31, 2009.
The non-GAAP adjusted operating income, adjusted net income and adjusted earnings per share exclude the impact of acquisition-related costs and the amortization thereof; the recapture of previously recognized sales tax expense; stock option expense; asset impairment charges; and restructuring charges — all net of income tax effects and unusual tax adjustments. A reconciliation of the Company’s GAAP financial measures to non-GAAP adjustments is included in the supplemental information attached to this release.
ABOUT MANHATTAN ASSOCIATES, INC.
Manhattan Associates continues to deliver on its 20-year heritage of providing global supply chain excellence to more than 1,200 customers worldwide that consider supply chain optimization core to their strategic market leadership. The Company’s supply chain innovations include: Manhattan SCOPE®, a portfolio of software solutions and technology that leverages a
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Supply Chain Process Platform to help organizations optimize their supply chains from planning through execution; Manhattan SCALE™, a portfolio of distribution management and transportation management solutions built on Microsoft® .NET technology; and Manhattan Carrier™, a suite of supply chain solutions specifically addressing the needs of the motor carrier industry. For more information, please visit www.manh.com.
This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the global economic downturn; disruptions in credit markets; delays in product development; competitive pressures; software errors; and additional risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.
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MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Revenue:
Software license	$14,278	$13,834	$34,686	$65,313
Services	42,668	53,818	189,850	235,967
Hardware and other	5,193	7,999	22,131	35,921

Total revenue	62,139	75,651	246,667	337,201

Costs and Expenses:
Cost of license	1,105	1,648	4,726	5,961
Cost of services	20,176	26,195	84,349	116,707
Cost of hardware and other	4,242	6,651	18,386	29,270
Research and development	8,485	11,496	36,681	48,407
Sales and marketing	8,406	11,350	36,137	51,177
General and administrative	7,271	10,108	29,946	37,145
Depreciation and amortization	2,578	3,168	11,418	12,699
Asset impairment charges	—	—	—	5,205
Restructuring charge	(10)	4,667	3,882	4,667

Total costs and expenses	52,253	75,283	225,525	311,238

Operating income	9,886	368	21,142	25,963

Other (expense) income, net	(374)	1,667	(756)	5,545

Income before income taxes	9,512	2,035	20,386	31,508
Income tax provision	3,639	57	3,824	8,710

Net income	$5,873	$1,978	$16,562	$22,798

Basic earnings per share	$0.27	$0.08	$0.74	$0.95
Diluted earnings per share	$0.26	$0.08	$0.73	$0.94

Weighted average number of shares:
Basic	22,128	23,500	22,385	24,053
Diluted	22,667	23,549	22,558	24,328

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operating income	$9,886	$368	$21,142	$25,963
Stock option expense (a)	1,374	1,383	5,153	5,458
Purchase amortization (b)	741	759	2,964	3,253
Restructuring charge (c)	(10)	4,667	3,882	4,667
Asset impairment charges (d)	—	—	—	5,205
Sales tax recoveries (e)	—	—	—	(234)

Adjusted operating income (Non-GAAP)	$11,991	$7,177	$33,141	$44,312

Income tax provision (benefit)	$3,639	$57	$3,824	$8,710
Stock option expense (a)	563	481	1,791	1,897
Purchase amortization (b)	308	263	1,030	1,130
Restructuring charge (c)	84	1,622	1,349	1,622
Asset impairment charges (d)	—	—	—	(94)
Sales tax recoveries (e)	—	—	—	(81)
Unusual tax adjustments (f)	—	381	2,770	3,032

Adjusted income tax provision (Non-GAAP)	$4,594	$2,804	$10,764	$16,216

Net income	$5,873	$1,978	$16,562	$22,798
Stock option expense (a)	811	902	3,362	3,561
Purchase amortization (b)	433	496	1,934	2,123
Restructuring charge (c)	(94)	3,045	2,533	3,045
Asset impairment charges (d)	—	—	—	5,299
Sales tax recoveries (e)	—		—	(153)
Unusual tax adjustments (f)	—	(381)	(2,770)	(3,032)

Adjusted net income (Non-GAAP)	$7,023	$6,040	$21,621	$33,641

Diluted EPS	$0.26	$0.08	$0.73	$0.94
Stock option expense (a)	0.04	0.04	0.15	0.15
Purchase amortization (b)	0.02	0.02	0.09	0.09
Restructuring charge (c)	—	0.13	0.11	0.13
Asset impairment charges (d)	—	—	—	0.22
Sales tax recoveries (e)	—	—	—	(0.01)
Unusual tax adjustments (f)	—	(0.02)	(0.12)	(0.12)

Adjusted diluted EPS (Non-GAAP)	$0.31	$0.26	$0.96	$1.38

Fully diluted shares	22,667	23,549	22,558	24,328

(a)	SFAS 123(R) requires us to expense stock options issued to employees. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results. The stock option expense is included in the following GAAP operating expense lines for the three and twelve months ended December 31, 2009 and 2008:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Cost of services	$154	$118	$630	$476
Research and development	205	199	884	790
Sales and marketing	391	436	1,185	1,717
General and administrative	624	630	2,454	2,475

Total stock option expense	$1,374	$1,383	$5,153	$5,458

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	During 2009, we committed to and initiated plans to reduce our workforce by approximately 140 positions to realign our capacity based on the revised revenue outlook for 2009. As a result of this initiative, we recorded a restructuring charge of approximately $3.8 million in 2009. During 2008, we committed to and initiated plans to reduce our workforce by approximately 170 positions due to intermediate term market demand and to realign our capacity with demand forecasts. As a result of this initiative, we recorded a restructuring charge of approximately $4.7 million in 2008 and $63,000 in 2009. The restructuring charges primarily consist of employee severance, outplacement services, and payout of unused vacation. We do not believe that the restructuring charges are common costs that resulted from normal operating activities. Consequently, we have excluded these charges from adjusted non-GAAP results.

(d)	During the quarter ended September 30, 2008, we recorded an impairment charge of $1.7 million, writing down the remaining balance of a $2.0 million investment in a technology company we made in July 2003. We recorded the additional impairment due to a down round of financing in which our preferred share ownership was converted into common stock, eliminating our preference rights associated with liquidation, thereby substantially impairing our ability to recoup our investment. In addition, we recorded an impairment charge of $3.5 million on an investment in an auction rate security. We reduced the carrying value to zero due to credit downgrades of the underlying issuer and the bond insurer as well as increasing publicly reported exposure to bankruptcy risk by the issuer. We do not include these impairment charges in our assessment of our operating results. Due to the unusual nature of these items and consistent with our past treatment, we have excluded the effect of these impairments from adjusted non-GAAP results because they are not indicative of ongoing operating performance.

(e)	Adjustment represents recoveries of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of any event occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

(f)	The majority of the adjustment represents release of income tax reserves resulting from expiration of tax audit statutes for U.S. federal income tax returns filed for 2005 and prior. Because we recorded the majority of the income tax reserves through retained earnings in conjunction with the adoption of FIN 48 on January 1, 2007, the release of the reserves would overstate the current period net income derived from our core operations. For the year ended December 31, 2009, the reversal is partially offset by the establishment of $0.8 million in tax reserves associated with the treatment of currency gains under the Company’s transfer pricing policy with one of its foreign subsidiaries. For the year ended December 31, 2008, the reversal is partially offset by $0.6 million tax expense on the repatriation of cash from a foreign subsidiary associated with the settlement of several large intercompany balances in order to reduce the unrealized foreign exchange gain/loss volatility in other income. The majority of the large intercompany balances were associated with a non-operating legal entity in Europe. We do not include this tax in our assessment of our operating performance as it does not relate to our core operations. Thus, we have excluded these tax adjustments from adjusted non-GAAP results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$120,217	$85,739
Accounts receivable, net of allowance of $4,943 and $5,566 in 2009 and 2008, respectively	37,945	63,896
Deferred income taxes	5,745	6,667
Prepaid expenses and other current assets	4,847	6,979

Total current assets	168,754	163,281

Property and equipment, net	15,759	21,721
Long-term investments	2,797	2,967
Acquisition-related intangible assets, net	3,473	6,438
Goodwill, net	62,280	62,276
Deferred income taxes	9,826	10,932
Other assets	1,822	2,606

Total assets	$264,711	$270,221

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,434	$8,480
Accrued compensation and benefits	12,855	17,429
Accrued and other liabilities	15,430	16,188
Deferred revenue	37,436	32,984
Income taxes payable	796	2,365

Total current liabilities	70,951	77,446

Other non-current liabilities	10,395	12,936

Shareholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2009 or 2008	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 22,467,123 and 23,581,109 shares issued and outstanding at December 31, 2009 and 2008, respectively	225	234
Additional paid-in capital	2,892	—
Retained earnings	182,387	182,882
Accumulated other comprehensive loss	(2,139)	(3,277)

Total shareholders’ equity	183,365	179,839

Total liabilities and shareholders’ equity	$264,711	$270,221

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 31,
	2009	2008
Operating activities:
Net income	$16,562	$22,798
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,418	12,699
Asset impairment charge	—	5,205
Stock compensation	8,622	8,864
Loss on disposal of equipment	130	156
Tax (deficiency) benefit of stock awards exercised/vested	(1,023)	202
Excess tax benefits from stock based compensation	(64)	(100)
Deferred income taxes	2,077	(1,389)
Unrealized foreign currency loss (gain)	1,022	(694)
Changes in operating assets and liabilities:
Accounts receivable, net	26,658	7,077
Other assets	3,058	2,691
Accounts payable, accrued and other liabilities	(10,453)	5,997
Income taxes	(3,502)	(1,324)
Deferred revenue	3,818	1,659

Net cash provided by operating activities	58,323	63,841

Investing activities:
Purchase of property and equipment	(2,378)	(7,708)
Net maturities of investments	84	21,623

Net cash (used in) provided by investing activities	(2,294)	13,915

Financing activities:
Purchase of common stock	(23,435)	(35,107)
Excess tax benefits from stock based compensation	64	100
Proceeds from issuance of common stock from options exercised	1,662	3,177

Net cash used in financing activities	(21,709)	(31,830)

Foreign currency impact on cash	158	(4,862)

Net change in cash and cash equivalents	34,478	41,064
Cash and cash equivalents at beginning of period	85,739	44,675

Cash and cash equivalents at end of period	$120,217	$85,739

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
1. GAAP and Adjusted Earnings per share by quarter are as follows:

	2008					2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
GAAP Diluted EPS	$0.30	$0.37	$0.18	$0.08	$0.94	$0.01	$(0.02)	$0.50	$0.26	$0.73
Adjustments to GAAP:
Stock option expense	0.03	0.04	0.04	0.04	0.15	0.04	0.03	0.04	0.04	0.15
Purchase amortization	0.02	0.02	0.02	0.02	0.09	0.02	0.02	0.02	0.02	0.09
Restructuring charge	—	—	—	0.13	0.13	—	0.12	—	—	0.11
Asset impairment charges	—	—	0.22	—	0.22	—	—	—	—	—
Sales tax recoveries	(0.01)	—	—	—	(0.01)	—	—	—	—	—
Unusual tax adjustments	—	—	(0.11)	(0.02)	(0.12)	—	—	(0.12)	—	(0.12)

Adjusted Diluted EPS	$0.35	$0.42	$0.34	$0.26	$1.38	$0.07	$0.14	$0.43	$0.31	$0.96

2. Revenues and operating income (loss) by reportable segment are as follows (in thousands):

	2008					2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue:
Americas	$72,129	$73,551	$67,957	$63,609	$277,246	$50,827	$47,372	$55,626	$52,733	$206,558
EMEA	12,028	11,961	10,083	8,726	42,798	7,030	7,818	6,527	6,650	28,025
APAC	4,167	4,978	4,696	3,316	17,157	2,968	3,219	3,141	2,756	12,084

	$88,324	$90,490	$82,736	$75,651	$337,201	$60,825	$58,409	$65,294	$62,139	$246,667

GAAP Operating Income (Loss):
Americas	$7,065	$10,643	$1,618	$(477)	$18,849	$260	$(407)	$10,736	$10,859	$21,448
EMEA	2,055	2,215	1,292	1,078	6,640	738	1,124	20	(789)	1,093
APAC	(31)	406	332	(233)	474	(371)	(1,143)	299	(184)	(1,399)

	$9,089	$13,264	$3,242	$368	$25,963	$627	$(426)	$11,055	$9,886	$21,142

Adjustments (pre-tax):
Americas:
Stock option expense	$1,304	$1,372	$1,399	$1,383	$5,458	$1,400	$1,010	$1,369	$1,374	$5,153
Purchase amortization	881	844	769	759	3,253	741	741	741	741	2,964
Restructuring charge	—	—	—	4,369	4,369	59	2,960	—	—	3,019
Asset impairment charges	—	—	5,205	—	5,205	—	—	—	—	—
Sales tax recoveries	(234)	—	—	—	(234)	—	—	—	—	—

	$1,951	$2,216	$7,373	$6,511	$18,051	$2,200	$4,711	$2,110	$2,115	$11,136

EMEA:
Restructuring charge	—	—	—	204	$204	—	20	—	—	20

	$—	$—	$—	$204	$204	$—	$20	$—	$—	$20

APAC:
Restructuring charge	—	—	—	94	$94	4	849	—	(10)	843

	$—	$—	$—	$94	$94	$4	$849	$—	$(10)	$843

Total Adjustments	$1,951	$2,216	$7,373	$6,809	$18,349	$2,204	$5,580	$2,110	$2,105	$11,999

Adjusted non-GAAP Operating Income (Loss):
Americas	$9,016	$12,859	$8,991	$6,034	$36,900	$2,460	$4,304	$12,846	$12,974	$32,584
EMEA	2,055	2,215	1,292	1,282	6,844	738	1,144	20	(789)	1,113
APAC	(31)	406	332	(139)	568	(367)	(294)	299	(194)	(556)

	$11,040	$15,480	$10,615	$7,177	$44,312	$2,831	$5,154	$13,165	$11,991	$33,141

3. Our services revenue consists of fees generated from professional services and customer support and software enhancements related to our software products as follows (in thousands):

	2008					2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Professional services	$41,718	$42,866	$40,693	$33,728	$159,005	$32,345	$30,767	$27,158	$22,500	$112,770
Customer support and software enhancements	18,119	19,423	19,330	20,090	76,962	18,498	18,655	19,759	20,168	77,080

Total services revenue	$59,837	$62,289	$60,023	$53,818	$235,967	$50,843	$49,422	$46,917	$42,668	$189,850

4. Hardware and other revenue includes the following items (in thousands):

	2008					2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Hardware revenue	$7,141	$5,428	$5,756	$4,916	$23,241	$3,080	$2,992	$5,086	$3,474	$14,632
Billed travel	3,034	3,408	3,155	3,083	12,680	1,980	1,869	1,931	1,719	7,499

Total hardware and other revenue	$10,175	$8,836	$8,911	$7,999	$35,921	$5,060	$4,861	$7,017	$5,193	$22,131

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
5. Impact of Currency Fluctuation
The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2008					2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue	$1,131	$1,189	$132	$(2,209)	$243	$(2,387)	$(1,996)	$(764)	$876	$(4,271)
Costs and expenses	1,601	911	(331)	(3,112)	(931)	(3,307)	(2,560)	(1,286)	1,205	(5,948)

Operating income	(470)	278	463	903	1,174	920	564	522	(329)	1,677
Foreign currency gains (losses) in other income	1,641	299	542	1,395	3,877	(366)	(506)	294	(427)	(1,005)

	$1,171	$577	$1,005	$2,298	$5,051	$554	$58	$816	$(756)	$672

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2008					2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Operating income	$(619)	$59	$540	1,248	$1,228	$1,129	$800	$458	(249)	$2,138
Foreign currency gains (losses) in other income	94	385	787	549	1,815	336	(367)	2	(276)	(305)

Total impact of changes in the Indian Rupee	$(525)	$444	$1,327	$1,797	$3,043	$1,465	$433	$460	$(525)	$1,833

6. Other income (expense) includes the following components (in thousands):

	2008					2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Interest income	$663	$375	$394	$391	$1,823	$137	$95	$71	$65	$368
Foreign currency gains (losses)	1,641	299	542	1,395	3,877	(366)	(506)	294	(427)	(1,005)
Other non-operating (expense) income	(3)	(24)	(9)	(119)	(155)	(4)	7	(110)	(12)	(119)

Total other income (expense)	$2,301	$650	$927	$1,667	$5,545	$(233)	$(404)	$255	$(374)	$(756)

7. Capital expenditures are as follows (in thousands):

	2008					2009
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Capital expenditures	$2,716	$2,844	$1,258	$890	$7,708	$873	$487	$366	$652	$2,378

8. Stock Repurchase Activity
During 2009, we repurchased approximately 1.4 million shares of common stock totaling $22.8 million at an average price of $16.63. In 2008 for the full year, we repurchased approximately 1.7 million shares of common stock totaling $35.0 million at an average price of $20.52.
9. Effective Tax Rate Reconciliation for GAAP and Adjusted Results (in thousands except tax rate and per share data):

	Three Months Ended December 31, 2009					Twelve Months Ended December 31, 2009
	Income					Income
	before					before	Income
	income	Income tax		Diluted	Effective	income	tax	Net		Effective
	taxes	provision	Net income	EPS	Tax Rate	taxes	provision	income	Diluted EPS	Tax Rate
GAAP results before tax adjustments	$9,512	$3,551	$5,961	$0.26	37.33%	$20,386	$7,085	$13,301	$0.59	34.75%
Provision to return adjustments (a)	—	88	(88)	—		—	(491)	491	0.02
Unusual tax adjustments (b)	—	—	—	—		—	(2,770)	2,770	0.12

GAAP results- reported	$9,512	$3,639	$5,873	$0.26	38.26%	$20,386	$3,824	$16,562	$0.73	18.76%

Adjusted results	$11,617	$4,506	$7,111	$0.31	38.79%	$32,385	$11,255	$21,130	$0.94	34.75%
Provision to return adjustments (a)	—	88	(88)	—		—	(491)	491	0.02

Adjusted results- reported	$11,617	$4,594	$7,023	$0.31	39.55%	$32,385	$10,764	$21,621	$0.96	33.24%

(a)	Provision to return adjustments include the true-up of the 2008 tax provision to the 2008 tax return filed in the third quarter of 2009. The majority of the adjustments relate to research and development and job training tax credits.

(b)	The majority of the adjustment represents release of income tax reserves resulting from expiration of tax audit statutes for U.S. federal income tax returns filed for 2005 and prior. The reserve reversal is partially offset by the establishment of $0.8 million in tax reserves associated with the treatment of currency gains under the Company’s transfer pricing policy with one of its foreign subsidiaries.